Exhibit 1.1

Jones Energy, Inc.

Shares of Class A Common Stock

Having an Aggregate Offering Price of up to $73,000,000

Equity Distribution Agreement

May 24, 2016

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Jones Energy, Inc. a Delaware corporation (the “Company”), and Jones Energy Holdings, LLC, a Delaware limited liability company (“JEH LLC”), confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1.                                      Description of Shares.  The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s Class A Common Stock, $0.001 par value per share (“Common Shares”), having an aggregate gross sales price to the public of up to $73,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  For the avoidance of doubt, the term “Shares” as used in this Agreement refers only to the shares of Common Shares to be sold pursuant to this Agreement. The Shares are further described in the Prospectus referred to herein. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein.  The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.  Certain terms used herein are defined in Section 18 hereof.

2.                                      Representations and Warranties of the Company and JEH LLC.  The Company and JEH LLC, jointly and severally, represent and warrant to, and agree with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)                                 Registration. The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File Number 333- 197809) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, have become effective. The Company has filed (or will file on the date hereof) with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                 New Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Common Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable.  After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)                                  No Material Misstatements or Omissions in Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any of the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Manager consists of the information described as such in Section 7(e) hereof.

(d)                                 Disclosure Package.  At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor JEH LLC makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished to the Company or JEH LLC in writing by such Manager expressly for use in such Disclosure Package, it being understood and agreed that the only such information furnished by any Manager consists of the information described as such in Section 7(e) hereof.

(e)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement and the Prospectus, the Company (including its agents and representatives, other than the Managers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I to Annex I hereto, each electronic road show and any other written communications, in each case, approved in writing in advance by the Managers.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby), does not conflict with the information contained in the Registration Statement or the Prospectus, did not, and as of each Applicable Time and at each Settlement Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor JEH LLC makes any representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Manager furnished to the Company or JEH LLC in writing by such Manager through the Managers expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Manager consists of the information described as such in Section 7(e) hereof.

(f)                                   No Stop Order.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission.

(g)                                  Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 Financial Statements.  The historical combined financial statements (including the related notes thereto) of JEH LLC and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of JEH LLC and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the balance sheet (including the related notes thereto) of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus complies in all material respects with the applicable requirements of the Securities Act and presents fairly in all material respects the financial position of the Company as of the dates indicated; all such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and give effect to assumptions made on a reasonable basis as set forth in the Registration Statement, the Disclosure Package and the Prospectus.  All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  All other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company, JEH LLC and their respective subsidiaries and presents fairly in all material respects the information shown thereby.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)                                     No Material Adverse Change.  Since the date of the most recent financial statements of JEH LLC and the date of the most recent balance sheet of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock or membership interests, as applicable, short-term debt or long-term debt of the Company or any of its subsidiaries, on the one hand, or JEH LLC and any of its subsidiaries, on the other hand, or any dividend or distribution of any kind (other than tax distributions under the limited liability company agreement of JEH LLC that are materially consistent with the disclosure related thereto in the Registration Statement and Prospectus) declared, set aside for payment, paid or made by the Company or JEH LLC on any class of capital stock or membership interests, as applicable, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company, JEH LLC and their respective subsidiaries taken as a whole; (ii) none of the Company, JEH LLC or any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, JEH LLC and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, JEH LLC and their respective subsidiaries taken as a whole; and (iii) none of the Company, JEH LLC or any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Company, JEH LLC and their respective subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(j)                                    Organization and Good Standing.  The Company, JEH LLC and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, JEH LLC and their respective subsidiaries taken as a whole or on the performance by the Company and JEH LLC of their obligations under this Agreement (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule II of Annex I to this Agreement.

(k)                                 Capitalization of the Company.  As of the Execution Time, the Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization;” all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interests of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock or other equity interests of the Company, as the case may be, conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the Company owns 49.7% of the issued and outstanding JEH LLC Units; such JEH LLC Units have been duly and validly authorized and issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (“Delaware LLC Act”), as applicable, and limited to the extent set forth in JEH LLC’s organizational documents) and are owned by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as may exist pursuant to that certain Credit Agreement, dated as of December 31, 2009, among Jones Energy Holdings, LLC, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, and the lenders thereto, as amended through the date hereof (the “Credit Agreement”).

(l)                                     Capitalization of JEH LLC.  All the outstanding membership interests in JEH LLC have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any membership interests or other equity interest in JEH LLC or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any membership interests or other equity interests in JEH LLC or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the membership interests or other equity interests in JEH LLC, as the case may be, conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding membership interests or other equity interests in each subsidiary of JEH LLC have been duly and validly authorized and issued, are fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and Sections 101.206 and 101.613 of the Texas Business Organization Code, as applicable, and limited to the extent set forth in each subsidiary’s organizational documents) and are owned directly or indirectly by JEH LLC, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as may exist pursuant to the Credit Agreement.

(m)                             Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company, JEH LLC and their respective subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or JEH LLC (or a duly constituted and authorized committee thereof), as applicable,  and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Securities Act, the Exchange Act and all other applicable laws and regulatory rules or requirements. Each of the Company and JEH LLC has not knowingly granted, and there is no and has been no policy or practice of the Company or JEH LLC of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company, JEH LLC or their respective subsidiaries or their results of operations or prospects.

(n)                                 Due Authorization.  Each of the Company and JEH LLC has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(o)                                 Equity Distribution Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and JEH LLC.

(p)                                 The Shares.  The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(q)                                 No Violation or Default.  None of the Company, JEH LLC or any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, JEH LLC or any of their respective subsidiaries is a party or by which the Company, JEH LLC or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, JEH LLC or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    No Conflicts.  The execution, delivery and performance by the Company and JEH LLC of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, JEH LLC or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, JEH LLC or any of their respective subsidiaries is a party or by which the Company, JEH LLC or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, JEH LLC or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, JEH LLC or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have, in the case of clauses (i) and (iii) above,  a Material Adverse Effect; or a material adverse effect on the performance of this Agreement, the issuance and sale of the Shares or the consummation of any of the transactions contemplated by this Agreement.

(s)                                   No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or JEH LLC of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Managers, (iii) consents that have been, or prior to the Settlement Date will be, obtained, and (iv) consents that, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated herein.

(t)                                    Legal Proceedings.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, JEH LLC or any of their respective subsidiaries is a party or to which any property of the Company, JEH LLC or any of their respective subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company, JEH LLC or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company or JEH LLC, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

(u)                                 Independent Accountants.  PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company, JEH LLC and their respective subsidiaries, is an independent registered public accounting firm with respect to the Company, JEH LLC and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)                                 Independent Reserve Engineers.  Cawley Gillespie & Associates, Inc. (“CGA”), who has prepared the reserve reports and estimates of proved reserves disclosed in the Registration Statement, the Disclosure Package and the Prospectus, has represented to the Company and JEH LLC that they are, and the Company and JEH LLC believe them to be, independent reserve engineers with respect to the Company, JEH LLC and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and as required by the Securities Act for the periods set forth in the Prospectus.

(w)                               Information Underlying Reserve Reports.  The oil and natural gas proved reserve estimates of the Company, JEH LLC and their respective subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus are derived from reports that have been prepared by CGA, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to the Company, JEH LLC and their respective subsidiaries at the dates indicated therein and are prepared in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(x)                                 Title to Real and Personal Property.  The Company, JEH LLC and their respective subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, JEH LLC and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, JEH LLC and their respective subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are created under or permitted by the Credit Agreement.

(y)                                 Title to Oil and Gas Properties.  Each of the Company, JEH LLC and their respective subsidiaries has good and defensible title to all of its oil and gas properties in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) such as are created under or permitted by the Credit Agreement, or (iii) such as do not materially interfere with the use of the properties of the Company, JEH LLC and their respective subsidiaries taken as a whole; and all of the leases and subleases under which the Company, JEH LLC or any of their respective subsidiaries holds or uses properties described in the Registration Statement, the Disclosure Package and the Prospectus are in full force and effect, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and none of the Company, JEH LLC or any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, JEH LLC or their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, JEH LLC or any respective subsidiary thereof to the continued possession or use of the leased or subleased premises, except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided, however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(z)                                  Rights-of-Way.  The Company, JEH LLC and their respective subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Company, JEH LLC and their respective subsidiaries to conduct their respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  The rights-of-way owned by Company, JEH LLC and their respective subsidiaries are subject only to such qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)                          Title to Intellectual Property.  The Company, JEH LLC and their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, except as would not reasonably be expected , individually or in the aggregate, to have a Material Adverse Effect. None of the Company, JEH LLC or their respective subsidiaries has received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(bb)                          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company, JEH LLC or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, JEH LLC or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Disclosure Package.

(cc)                            Investment Company Act.  Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, none of them will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd)                          Taxes.  The Company, JEH LLC and their respective subsidiaries have filed all federal, state and local tax returns required to be filed by them through the date hereof, subject to permitted extensions, and have paid all taxes with respect to such tax returns (or such taxes are being contested in good faith by appropriate proceedings and adequate reserves for such taxes have been established), except to the extent that the failure to file such tax returns and/or pay such taxes would not, individually and in the aggregate, have a Material Adverse Effect.

(ee)                            Licenses and Permits.  The Company, JEH LLC and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, JEH LLC or any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(ff)                              No Labor Disputes.  Except as would not reasonably be expected to result in a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company, JEH LLC or any of their respective subsidiaries exists or, to the knowledge of the Company or JEH LLC, is contemplated or threatened, and each of the Company and JEH LLC is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its respective subsidiaries’ principal suppliers, contractors or customers.

(gg)                            Compliance with and Liability under Environmental Laws.  (i) The Company, JEH LLC and their respective subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, JEH LLC or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the

Registration Statement, the Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company, JEH LLC or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company, JEH LLC and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company, JEH LLC and their respective subsidiaries, and (c) none of the Company, JEH LLC or their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(hh)                          Hazardous Materials.  There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by or caused by the Company, JEH LLC or any of their respective subsidiaries (or, to the knowledge of the Company, JEH LLC or any of their respective subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company, JEH LLC or any of their respective subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, JEH LLC or any of their respective subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, JEH LLC and their respective subsidiaries has received notice that it has been named as a “potentially responsible party” for a release of hazardous substances from a facility listed on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended

(ii)                                  Compliance with ERISA.  Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which each of the Company and JEH LLC or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) none of the Company, JEH LLC or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan; and (viii) an increase in the Company, JEH LLC and their respective subsidiaries’ “accumulated postretirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company, JEH LLC and their respective subsidiaries’ most recently completed fiscal year has not occurred and is not reasonably likely to occur.

(jj)                                Disclosure Controls.  The Company, JEH LLC and their respective subsidiaries maintain a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure to be made; such disclosure controls and procedures are effective.

(kk)                          Accounting Controls.  The Company, JEH and their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii)

access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the internal controls over financial reporting of the Company or JEH LLC.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the ability of the Company or JEH LLC to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or JEH LLC’s internal controls over financial reporting.

(ll)                                  Insurance.  The Company, JEH LLC and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company, JEH LLC and their respective subsidiaries and their respective businesses; and none of the Company, JEH LLC or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(mm)                  No Unlawful Payments.  None of the Company, JEH LLC or any of their respective subsidiaries or, to the knowledge of the Company or JEH LLC, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, JEH LLC or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn)                          Compliance with Money Laundering Laws.  The operations of the Company, JEH LLC and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, JEH LLC or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or JEH LLC, threatened.

(oo)                          Compliance with OFAC.  None of the Company, JEH LLC or any of their respective subsidiaries or, to the knowledge of the Company or JEH LLC, any director, officer, agent, employee or affiliate of the Company, JEH LLC or any of their respective subsidiaries (i) is currently subject to any sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, manager, advisor, investor or otherwise).

(pp)                          None of the Company, JEH LLC or any of their respective subsidiaries or, to the knowledge of the Company or JEH LLC, any director, officer, agent, employee or affiliate of the Company, JEH LLC or any of their respective subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(qq)                          Except as has been disclosed to the Managers or is not material to the analysis under any Sanctions, none of the Company, JEH LLC or any of its respective subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company, JEH LLC or any of its respective subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(rr)                                FCPA.  None of the Company, JEH LLC or any of their respective subsidiaries or, to the knowledge of the Company or JEH LLC, any director, officer, agent, employee or affiliate of the Company, JEH LLC or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or any other applicable anti-corruption laws; and the Company, JEH LLC and any of their respective subsidiaries or, to the knowledge of the Company or JEH LLC, any director, officer, agent, employee or affiliate of the Company, JEH LLC or any of their respective subsidiaries have conducted their businesses in compliance with the FCPA and all other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss)                              No Restrictions on Subsidiaries.  No subsidiary of the Company or JEH LLC is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or JEH LLC, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or JEH LLC any loans or advances to such subsidiary from the Company or JEH LLC or from transferring any of such subsidiary’s properties or assets to the Company or JEH LLC or any other subsidiary of the Company or JEH LLC, except for such prohibitions as exist pursuant to the Credit Agreement or as are otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(tt)                                No Broker’s Fees.  None of the Company, JEH LLC or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, JEH LLC or any of their respective subsidiaries or any Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(uu)                          No Registration Rights.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no person has the right to require the Company, JEH LLC or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(vv)                          No Stabilization.  None of the Company, JEH LLC or any of their respective affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ww)                      Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)                          Statistical and Market Data.  Nothing has come to the attention of the Company or JEH LLC that has caused the Company or JEH LLC to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(yy)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company or JEH LLC, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

(zz)                            No Downgrade.  Between the Execution Time and the Time of Delivery, there shall not have been any decrease in the rating of any of the Company’s or JEH LLC’s debt securities by any “nationally recognized statistical rating organization” (as such term is used in Section 15E of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(aaa)                   Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

Any certificate signed by any officer of the Company or JEH LLC and delivered to any Manager or counsel for any Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or JEH LLC, as applicable, as to matters covered thereby, to such Manager.

3.                                      Sale and Delivery of Shares.

(a)                                 Sale of Shares by the Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms:

(i)                                     The Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Company and such Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as “Authorized Representatives” on Annex II hereto, has instructed such Manager by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The Company will designate (i) the maximum amount of the Shares to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement), (ii) the minimum price per Share at which such Shares may be sold, (iii) the compensation payable to such Manager for such sales pursuant to Section 3(a)(v), which compensation shall have been discussed and agreed to by the Company and such Manager and (iv) such other terms and conditions as may be agreed upon by the Manager and the Company.  Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day.  The gross sales price of the Shares sold under this Section 3(a) shall be the market price for the Common Shares sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Shares. For the avoidance of doubt, the Company shall submit instructions to sell Shares to only one Manager, if any, on any single trading day.

(ii)                                  The Company acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Shares, (B) no Manager will incur any liability or obligation to the Company or any other person or entity if such Manager does not sell Shares for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (C) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.

(iii)                               The Company shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the board of directors of the Company, or a duly authorized committee thereof, and notified to such Manager in writing.  The Company or any Manager may, upon notice to the other party hereto by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail), suspend or terminate the offering of the Shares with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv)                              Each Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Section 3(a), other than (A) (1) by means of ordinary brokers’ transactions between members of the NYSE, or such other broker transactions made through another national securities exchange or facility thereof, trading facility of a national securities association, or an alternative trading system, that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act (such transactions are hereinafter referred to as “Continuous Offerings”) or (2) matching or crossed order transactions reported on the NYSE or such other national securities exchange or facility thereof, trading facility of a national securities association, or an alternative trading system,  where the purchaser is or will be delivered the notice concerning the prospectus pursuant to Rule 173(a) under the Securities Act and (B) (1) such other sales of the Shares on behalf of the Company in its capacity as principal as shall be agreed by the Company and such Manager pursuant to a Terms Agreement or (2) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Manager in writing.

(v)                                 The compensation to each Manager for sales of the Shares with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below.  The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)                              Each Manager acting as sales agent hereunder shall provide written confirmation (which shall be by electronic mail and in database format (e.g., .XLS or similar file type)) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to such Manager with respect to such sales. At the Manager’s option, such compensation shall be (i) deducted from the aggregate gross sales proceeds or (ii) set forth and invoiced in periodic statements from such Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii)                           Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default.  If a Manager breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, such

Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager until such Net Proceeds are delivered to the Company.

(viii)                        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company and JEH LLC shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date (other than those representations made as of a specific date specified herein), modified as necessary to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date.  Any obligation of any Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company and JEH LLC herein (as modified in the manner described above), to the performance by the Company and JEH LLC of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                                 Sale of Shares by a Manager, as Principal. If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement.  If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.  The terms set forth in a Terms Agreement will not be binding on the Company or such Manager unless and until the Company and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  Terms Agreement. Each sale of the Shares to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Manager.  The commitment of such Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and JEH LLC herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Shares to be purchased by such Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d)                                 Limitations on Number and Amount of Shares Sold. Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Shares available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the board of directors of the Company, or a duly authorized committee thereof, and notified to each Manager in writing.

(e)                                  Regulation M. If at any time any party hereto has reason to believe that the Company either (i) no longer meets the issuer eligibility requirements for issuer-specific reports set forth in Rule 139(a)(1)(i) under the Securities Act or (ii) ceases to be “emerging growth company” as defined in Section 3(a)(80) of the Exchange Act, it shall promptly notify the other parties hereto.

(f)                                   Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and the Managers shall not be obligated to sell, during any period in which the Company’s insider trading policy would prohibit the purchases or sales of the Company’s Common Shares by its officers or directors, or during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Managers, for purposes of this paragraph (f) such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4.                                      Agreements.  The Company agrees with each Manager that:

(a)                                 Filing of Amendment or Supplement. Other than with respect to any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act, during any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 153) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object.  The Company has prepared the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing.  The Company will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 Notice of Material Changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as the Managers may reasonably request.

(c)                                  Amendment of Registration Statement or Supplement of Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 153) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to such Manager in such quantities as such Manager may reasonably request. The Company will promptly advise the Managers of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the Registration Statement or any document incorporated therein.

(d)                                 Reports to Stockholders. As soon as practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its consolidated subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)                                  Signed Copies of the Registration Statement and Copies of the Prospectus. The Company will furnish to each Manager and counsel for such Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto).  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   Qualification of the Shares in Certain Jurisdictions. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)                                  Issuer Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I to Annex I hereto.  Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                                 Limitations on Sale of Common Shares. At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with any Manager any instructions to sell the Shares but such instructions have not been fulfilled or cancelled, the Company will not, without giving such Manager at least three Business Days prior written notice specifying the nature of such proposed transaction and such Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by such Manager in light of the proposed transaction, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction; provided, however, (A) that the Company may issue and sell Common Shares pursuant to this Agreement or any Terms Agreement, (B) upon giving the Managers at least one Business Day prior written notice, the Company may file a registration statement on Form S-3; (C) upon giving the Manager at least one Business Day prior written notice, the Company may file a registration statement on Form S-8; (D) the Company may issue and sell or purchase Common Shares or securities convertible or exchangeable for Common Shares pursuant to any long-term incentive plan, any employee stock option plan, stock ownership plan, dividend reinvestment plan, or any equity compensation plan of the Company in effect at the Applicable Time; and (E) the Company may issue or deliver Common Shares issuable upon conversion, vesting or the exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time. Notwithstanding the foregoing, the Managers acknowledge and agree that the Company intends to file a registration statement on Form S-3 and a registration statement on Form S-8 on or about the date of this Agreement.

(i)                                     Market Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this

Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)                                    Notifications to Managers. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k)                                 Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Shares are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement that were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Common Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Common Shares pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to provide a certificate under this Section 4(k) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Managers to sell Common Shares under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the

Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Managers with a certificate under this Section 4(k), then before the Company delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Shares, the Company shall provide the Managers with a certificate of the same tenor as the certificate referred to in Section 6(d) of this Agreement.

(l)                                     Opinion of Company Counsel. At each Representation Date with respect to which the Company is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(d) hereof, the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Baker Botts L.L.P., counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Managers, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)                             Opinion of Managers’ Counsel. At each Representation Date with respect to which the Company is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(d) hereof, Vinson & Elkins L.L.P., counsel to the Managers, or other counsel satisfactory to the Managers, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)                                 Letter of Independent Accountants. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, an “Auditor Representation Date”), the Company shall cause each independent accountant that prepares financial statements incorporated by reference into the Prospectus (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter or letters under this Section 4(n) shall be waived for any Auditor Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Shares pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered an Auditor Representation Date) and the next occurring Auditor Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to cause the Accountants to provide the Managers a letter or letters under this Section 4(n) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Managers to sell Common Shares under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Common Shares following an Auditor Representation Date when the Company relied on such waiver and did not cause the Accountants to provide the Managers with a letter or letters under this Section 4(n), then before the Company delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Shares, the Company shall cause the Accountants to each furnish the Managers a letter or letters, dated the date of the Auditor Representation Date, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)                                 Reserve Engineer Confirmation Letters. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended reserve information, (ii) the Shares are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv above), an “Reserve Engineer Representation Date”), as the case may be, CGA shall have furnished to the Managers, at the request of the Company, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, containing statements and information of the type customarily included in reserve engineers’ “confirmation letters” to managers with respect to the reserve reports, estimates of proved reserves and other reserve information contained in the Registration Statement, the Disclosure Package and the Prospectus. The requirement to provide a letter or letters under this Section 4(o) shall be waived for any Reserve Engineer Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Shares pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Reserve Engineer Representation Date) and the next occurring Reserve Engineer Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to cause CGA to provide the Managers a letter or letters under this Section 4(o) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Managers to sell Common Shares under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Common Shares following a Reserve Engineer Representation Date when the Company relied on such waiver and did not cause CGA to provide the Managers with a letter or letters under this Section 4(o), then before the Company delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Shares, the Company shall cause CGA to each furnish the Managers a letter or letters, dated the date of the Reserve Engineer Representation Date, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)                                 Alternative Delivery Date. The obligations of any party contained in Sections 4(k), 4(l), 4(m), 4(n) or 4(o) may be satisfied by delivery on an alternative date; provided that such alternative date is mutually agreed upon by the Company and the Managers.

(q)                                 Due Diligence. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at (or reasonably in advance of) each Representation Date with respect to which the Company is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(d) hereof, the Company will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company.  The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers may reasonably request.

(r)                                    Managers Trading. The Company consents to each Manager trading in the Common Shares for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(s)                                   Disclosure in Periodic Reports. The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(t)                                    Failure of Certain Conditions. If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(f) or 6(g) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(u)                                 Acceptance of Offer to Purchase. Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the respective Manager that the representations and warranties of the Company and JEH LLC contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(v)                                 NYSE Listing. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(w)                               Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x)                                 DTC. The Company shall cooperate with the Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(y)                                 Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

5.                                      Payment of Expenses.   Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and JEH LLC, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Issuer Free Writing Prospectus, any Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (c) the costs of reproducing and distributing this Agreement; (d) the fees and expenses of the Company’s counsel and independent accountants; (e) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Manager may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Manager); (f) the cost of preparing stock certificates; (g) the costs and charges of any transfer agent and any registrar; (h) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related reasonable fees and expenses of Manager’s counsel in an amount not to exceed $15,000); (g) all costs and expenses of the officers and employees of the Company and JEH LLC and any other expenses of the Company and JEH LLC relating to any investor “road show” presentations in connection with the offering and sale of the Shares, including, without limitation, any travel expenses of the officers and employees of the Company and JEH LLC and any other expenses of the Company and JEH LLC; (h) all expenses and application fees related to the listing of the Shares on the Exchange; (i) the reasonable documented out-of-pocket fees, disbursements and expenses of legal counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (j) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.                                      Conditions to the Obligations of the Managers.  The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)                                 Registration Compliance; No Stop Order. The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 Opinion and 10b-5 Statement of Counsel of the Company. The Company shall have requested and caused the Company Counsel, to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Managers, to the effect that:

(i)                                     Registration Statement. The Registration Statement has been declared effective under the Securities Act; the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel no order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

(ii)                                  Formation and Qualification.  The Company, JEH LLC and each of the subsidiaries set forth on Schedule II to Annex I of this Agreement (are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction set forth next to the name of such entity on Schedule II to Annex I, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, as described in the Registration Statement and the Prospectus.

(iii)                               Valid Issuance of the Shares.  The Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement against payment of the consideration therefor, will be validly issued, fully paid and nonassessable.

(iv)                              No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other similar rights to subscribe for or to purchase, any equity securities of the Company, in each case pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, the Company’s Amended and Restated Bylaws, as amended to date, or any other any agreement or other instrument filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, any Quarterly Report on Form 10-Q filed with the Commission after the date of such Annual Report or any applicable Current Report on Form 8-K filed with the Commission after the date of such Annual Report (the “Filed Agreements”).

(v)                                 Ownership of JEH LLC. As of the date hereof and without giving effect to the transactions contemplated by this Agreement, the Company owns 49.7% of the issued and outstanding JEH LLC Units; the JEH LLC Units have been duly and validly authorized and issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the

Delaware LLC Act, as applicable, and limited to the extent set forth in JEH LLC’s organizational documents).

(vi)                              Authority and Authorization.  Each of the Company and JEH LLC has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations thereunder; and all corporate or limited liability company action required to be taken for the due and proper authorization, execution and delivery by the Company and JEH LLC of this Agreement and the consummation by it of the transactions contemplated thereby has been validly taken.

(vii)                           Authorization of the Equity Distribution Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and JEH LLC.

(viii)                        Non-contravention.  None of (i) the execution, delivery and performance by the Company and JEH LLC of this Agreement, (ii) the issuance and sale by the Company of the Shares, or (iii) the consummation of the transactions contemplated by this Agreement (A) constitutes or will constitute a breach or violation of any of the terms or provisions of, or constitute a default under, any Filed Agreements, (B) constitutes or will constitute a violation of the provisions of the bylaws, limited liability company agreement or other organizational documents of the Company, JEH LLC or any of the subsidiaries or (C) result in the violation of the Delaware LLC Act, the Delaware General Corporation Law (“DGCL”), the laws of the State of Texas or the federal laws of the United States of America applicable to the Company, JEH LLC or any of the subsidiaries, except, for such conflict, breach, violation, default or lien that would not, individually or in the aggregate, be reasonably expected to have, in the case of clauses (A) and (C) above, a Material Adverse Effect; a material adverse effect on the performance of this Agreement, the issuance and sale of the Shares or the consummation of any of the transactions contemplated by this Agreement; and with respect to clause (C), for federal or state securities laws or anti-fraud laws.

(ix)                              No Consents.  No consent, approval, authorization, order, registration or qualification (“consent”) of or with any Delaware, Texas or federal court, arbitrator, governmental agency or regulatory authority having jurisdiction over the Company, JEH LLC and each of the subsidiaries under the DGCL, the Delaware LLC Act, the laws of the State of Texas or federal law, is required for the execution, delivery and performance by the Company and JEH LLC of this Agreement, the issuance and sale by the Company of the Shares, or the consummation by the Company and JEH LLC of the transactions contemplated by this Agreement, except (i) for registration of the Shares under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the FINRA in connection with the purchase and distribution of the Shares by the Managers (as to which such counsel need not express an opinion), (ii) for such consents that have been obtained or made, (iii) for any such consents the absence or omission of which would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement, the issuance and sale of the Shares or the consummation of any of the transactions contemplated by this Agreement or (iv) as described in the Registration Statement and the Prospectus.

(x)                                 Descriptions and Summaries.  The statements in the Registration Statement and the Prospectus under the headings “Material U.S. federal income and estate tax considerations for non-U.S. holders,” “Description of capital stock,” and in the Registration Statement in item 14, insofar as they describe the terms of the Shares, provisions of federal statutes, rules or regulations or the DGCL or any contracts and other legal instruments, are accurate in all material respects.

(xi)                              Investment Company Act.  After giving effect to the application of the proceeds from the offering and sale of the Shares as described in the Registration Statement and Prospectus, neither the Company nor JEH LLC will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Company and JEH LLC and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law, the Texas Limited Liability Company Act, the DGCL and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Company, JEH LLC and each of their respective subsidiaries, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Representation Date, and shall be provided to counsel to the Managers), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the members of JEH LLC may be subject; and (vi) with respect to the opinions expressed in paragraphs (c) and (d) relating to the existence of any lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Company or JEH LLC as debtor.

In addition, such counsel shall make statements to the following effect:

Such counsel has reviewed the Registration Statement and the Prospectus and has participated in conferences with officers and other representatives of each of the

Company and JEH LLC, representatives of its independent registered public accounting firm, representatives of the independent reserve engineers of the Company and JEH LLC and with the Managers’ representatives and their counsel, at which the contents of the Registration Statement, the Prospectus and related matters were discussed.  The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature.  Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus (except to the extent stated in paragraph (l) above).  Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises the Managers that:

(a)                                 the Registration Statement, as of the Effective Date, and the Prospectus, as of its date and as of the applicable Representation Date, in each case including any documents filed under the Exchange Act and incorporated by reference therein appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b)                                 nothing came to such counsel’s attention that caused it to believe that:

(1)                                 the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(2)                                 the Prospectus, as of its date or as of the applicable Representation Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included therein or omitted therefrom, (b) the summary reserve report of independent reserve engineer and reserve information contained or included therein or omitted therefrom, or (c) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

(c)                                  Opinion and 10b-5 Statement of Counsel for the Managers. The Managers shall have received from Vinson & Elkins L.L.P., counsel for the Managers, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the

Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                 Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the Company and JEH LLC, signed by the Chief Executive Officer and the Chief Financial Officer of the Company and JEH LLC, as applicable, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations and warranties of the Company and JEH LLC in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Company and JEH LLC has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s or JEH LLC’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, JEH LLC or any of their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e)                                  Auditor Comfort Letters. The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Managers, on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, addressed to the Managers (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Managers in connection with registered public offerings.

(f)                                   Reserve Engineer Confirmation Letters. The Company shall have requested and caused CGA to have furnished to the Managers, on every date specified in Section 4(o) hereof and to the extent requested by the Managers in connection with any offering of the Shares, in form and substance satisfactory to the Managers, addressed to the Managers, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, containing statements and information of the type customarily included in reserve engineers’ “confirmation letters” to managers with respect to the reserve reports, estimates of proved reserves and other reserve information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g)                                  No Material Adverse Change. Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)                                 No FINRA Objections. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)                                     Exchange Listing. The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(j)                                    Additional Documents. Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Managers, at 1001 Fannin Street, Houston, Texas, 77002, on each such date as provided in this Agreement.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Managers by the Company and JEH LLC. Each of the Company and JEH LLC agrees to indemnify and hold harmless each Manager, its affiliates, directors and officers, and the agents of each Manager who have or who are alleged to have participated in the distribution of the Shares as managers (collectively, the “selling agents”), and each person, if any, who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus (or any amendment or supplement thereto) or (B) any Issuer Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Manager furnished to the Company or JEH LLC by such Manager expressly for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in subsection (e) below.

(b)                                 Indemnification of the Company and JEH LLC. Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, JEH LLC and their respective directors, the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or JEH LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Manager furnished to the Company by such Manager expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus, in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Manager furnished to the Company or JEH LLC by or on behalf of such

Manager specifically for inclusion therein, which information is limited to the information set forth in subsection (e) below.

(c)                                  Notice and Procedure. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person (other than reasonable costs of investigation) unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for a Manager, its affiliates, directors and officers and any control persons of such Manager shall be designated in writing by such Manager and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff providing for an indemnifiable loss hereunder, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the extent provided herein. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution; Limitation on Liability. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities required to be indemnified thereby, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and JEH LLC, on the one hand, and the Managers on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and JEH LLC, on the one hand, and the Managers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and JEH LLC, on the one hand, and the Managers on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the commissions received by the Managers in connection therewith.  The relative fault of the Company and JEH LLC, on the one hand, and the Managers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and JEH LLC or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Information Furnished. Each Manager confirms and the Company and JEH LLC acknowledge and agree that the name and contact information of such Manager in the Prospectus constitute the only information furnished in writing by or on behalf of such Manager for inclusion in the Prospectus or any Issuer Free Writing Prospectus.

(f)                                   Limitation on Liability.  The Company and JEH LLC and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall a Manager be required to contribute any amount in excess of the amount by which the commissions received by such Manager with respect to the offering of the Shares exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.                                      Termination.

(a)                                 The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through any Manager for the Company, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Company, the obligations of the Company, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) above or the termination of the obligations of each Manager pursuant to Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)                                  In the case of any purchase of Shares by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Common Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.                                      Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company and JEH LLC or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Company, JEH LLC or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or emailed to the Citigroup Global Markets Inc. General Counsel (Fax:  (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (Fax: (212) 214-5918); or, if sent to any of the Company or JEH LLC, will be mailed, delivered or emailed to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: (512) 328-5394; email: bbrooks@jonesenergy.com); provided, that, notwithstanding the foregoing, any instructions to any Manager related to the sales of the Shares hereunder shall be delivered via email.

11.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12.                               No Fiduciary Duty. The Company and JEH LLC hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and JEH LLC, on the one hand, and each Manager and any affiliates through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Common Shares and not as a fiduciary of the Company or JEH LLC and (c) the Company’s and JEH LLC’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and JEH LLC agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Company or JEH LLC on related or other matters).  The Company and JEH LLC agree that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or JEH LLC, in connection with such transaction or the process leading thereto.

13.                               Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among any of the Company, JEH LLC and any Manager with respect to the subject matter hereof.

14.                               Applicable Law.  This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.                               Waiver of Jury Trial.  The Company and JEH LLC hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.                               Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

17.                               Headings.  The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof or thereof.

18.                               Definitions.  The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Austin, Texas.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I to Annex I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Date” shall mean the Settlement for sales of the Shares pursuant to Section 3(a) that will occur on the third business day following the date on which such sales are made.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, JEH LLC and the Managers.

Very truly yours,

JONES ENERGY, INC.

By:	/s/ Jonny Jones
Name: Jonny Jones
Title: Chief Executive Officer

JONES ENERGY HOLDINGS, LLC

By:	/s/ Jonny Jones
Name: Jonny Jones
Title: Chief Executive Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chris Miller
Name: Chris Miller
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

ANNEX I

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

ANNEX I

SCHEDULE II

Subsidiaries

Jones Energy Holdings, LLC (Delaware)

Jones Energy Finance Corp. (Delaware)

CCPR Sub LLC (Delaware)

Nosley Assets, LLC (Delaware)

Jones Energy, LLC (Texas)

JRJ Opco, LLC (Texas)

JONES ENERGY, INC.

Shares of Class A Common Stock

FORM OF TERMS AGREEMENT

[date], 20

[Manager]

Ladies and Gentlemen:

Jones Energy, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May 23, 2016 (the “Equity Distribution Agreement”), between the Company, Jones Energy Holdings, LLC (“JEH LLC”), Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, to issue and sell to [name of applicable Manager] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company and JEH LLC, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 2 of the Equity Distribution Agreement that makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company and JEH LLC.

JONES ENERGY, INC.

By:
Name:
Title:

JONES ENERGY HOLDINGS, LLC

By:
Name:
Title:

ACCEPTED as of the date
first written above.

[Manager]

By:
Name:
Title:

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Schedule I to the Terms Agreement

Title of Purchased Shares:

Class A Common Stock, par value $0.001 per share

Number of Purchased Shares:

Purchase Price by the Manager:

Gross:

Commission:

Net:

Net per Share:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1)  The opinions referred to in Section 4(l).

(2)  The opinion referred to in Section 4(m).
(3)  The accountants’ letter referred to in Section 4(n).
(4)  The reserve engineer letter referred to in Section 4(o).
(5)  The officers’ certificate referred to in Section 4(k).
(6)  Such other documents as the Manager shall reasonably request.

ANNEX II

Authorized Representatives:

Jonny Jones

Mike S. McConnell

Robert J. Brooks

Thomas Hester